[DERMA SCIENCES LOGO OMITTED]

DERMA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

214 Carnegie Center
Suite 100
Princeton, New Jersey

May 22, 2003

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), will be held on May 22, 2003, at 10:00 a.m., at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, for the following purposes:

1.	To elect six directors for the year following the annual meeting or until their successors are elected;

2.	To consider and vote upon the proposal to amend the Company’s Stock Option Plan to increase the aggregate number of shares of Common Stock issuable under the Plan from 300,000 to 1,300,000 shares,

3.	To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting and all adjournments thereof.

        Only shareholders of record at the close of business on March 21, 2003, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

        The Board of Directors unanimously recommends that shareholders vote “FOR” (i) the election as directors of the nominees named in the accompanying Proxy Statement, (ii) the amendment of the Company’s Stock Option Plan to increase the aggregate number of shares of Common Stock issuable under the Plan to 1,300,000 shares, and (iii) the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003.

        You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

PROXY STATEMENT

        This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the “Company”) in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Thursday, May 22, 2003, at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

        If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy, for the amendment to increase shares issuable under the Company’s Stock Option Plan, and for ratification of the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2003. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

        A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

        The close of business on March 21, 2003, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 4,631,276 shares of Common Stock, 150,003 shares of Series A Convertible Preferred Stock, 452,504 shares of Series B Convertible Preferred Stock, 719,055 shares of Series C Convertible Preferred Stock and 1,204,680 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 31, 2003.

        The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of February 28, 2003 certain information regarding the current beneficial ownership of shares of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (16)	Percent Beneficially Owned (16)
Srini Conjeevaram (2)	4,278,016	48.33%
Kensington Management Group, LLC (3)	1,372,000	26.74%
Hambrecht & Quist California (4)	1,064,167	20.98%
Redwood Asset Management (5)	833,337	16.04%
Edward J. Quilty (6)	759,740	14.93%
Dolphin Offshore Partners (7)	480,002	10.05%
Guerrilla Partners (8)	308,000	6.65%
Stephen T. Wills, CPA, MST (9)	288,836	5.98%
John E. Yetter, CPA (10)	128,000	2.70%
James T. O'Brien (11)	124,100	2.63%
William Goodwin (12)	100,000	2.11%
C. Richard Stafford, Esq. (13)	60,000	1.28%
Robert C. Cole (14)	35,000	(*)
All directors and officers as a group (9 persons) (15)	7,145,692	(**)

_________________

(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.

(2)

Srini Conjeevaram is a General Partner of the Galen III Partnerships. The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 57,000 shares of Common Stock; 125,003 shares of Class A Convertible Preferred Stock (“Class A Preferred”); 416,668 shares of Class B Convertible Preferred Stock (“Class B Preferred”); 619,055 shares of Class C Convertible Preferred Stock (“Class C Preferred”); 1,071,346 shares of Class D Convertible Preferred Stock (“Class D Preferred”); 550,003 warrants to purchase Common Stock exercisable at $0.75 per share (“Class E Warrants”); 1,309,441 warrants to purchase common stock exercisable at $0.50 per share (“Class F Warrants”); and exercisable options to purchase 129,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(3)

Richard J. Keim is Managing Director of Kensington Management Group, LLC. Kensington Management Group, LLC can be reached at: 200 Park Avenue, New York, New York 10016. Includes shares owned by Kensington Partners L.P., Kensington Partners II L.P., Bald Eagle Fund Ltd., Peter Orthwein Managed Account and Peter Orthwein Family Trust. Ownership consists of: 872,000 shares of Common Stock, 440,000 Class E Warrants and exercisable options to purchase 60,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(4)	Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of: 624,167 shares of Common Stock and 440,000 Class E Warrants.

(5)

Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of: 270,001 shares of Common Stock; 100,000 shares of Class C Preferred; 133,334 shares of Class D Preferred; and 330,002 Class E Warrants.

(6)

Ownership consists of: 301,684 shares of Common Stock; 220,001 Class E Warrants; and exercisable options to purchase 238,055 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(7)	Dolphin Offshore Partners can be reached at: 129 East 17th Street, New York, New York 10003. Ownership consists of: 333,334 shares of Common Stock and 146,668 Class E Warrants.

(8)

Guerrilla Partners can be reached at: 237 Park Avenue, New York, New York 10017. Includes shares owned by Guerrilla Partners and Guerrilla IRA Partners. Ownership consists of: 308,000 shares of Common Stock.

(9)

Ownership consists of: 85,668 shares of Common Stock; 58,668 Class E Warrants; and exercisable options to purchase 144,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(10)

Ownership consists of: 20,000 shares of Common Stock; and exercisable options to purchase 108,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(11)

Ownership consists of: 41,600 shares of Common Stock; and exercisable options to purchase 82,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(12)	Ownership consists of exercisable options to purchase 100,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(13)	Ownership consists of exercisable options to purchase 60,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(14)	Ownership consists of exercisable options to purchase 35,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2003.

(15)

Ownership consists of: an aggregate of 7,145,692 shares of Common Stock, Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class E Warrants, Class F Warrants and options currently exercisable and exercisable within 60 days of February 28, 2003 to purchase shares of Common Stock.

(16)

The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of February 28, 2003), the exercise of all warrants and the conversion into Common Stock of all Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants and the conversion into Common Stock of its/his/her own Convertible Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages exceeding 100%.

(*)	Less than one percent (**) In excess of 100 percent. See note 16.

(**)	In excess of 100 percent. See note 16.

PROPOSAL 1 — ELECTION OF DIRECTORS

        A board of six directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

        The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Principal Occupation	Director Since

Edward J. Quilty	52	Chairman of the Board and Chief Executive Officer of the Company	March, 1996

Srini Conjeevaram	44	General Partner and Chief Financial Officer of Galen Associates	May, 1998

Stephen T. Wills, CPA, MST	46	Vice President and Chief Financial Officer of Palatin Technologies, Inc.	May, 2000

James T. O'Brien	64	President and Chief Executive Officer of O'Brien Marketing & Communications	May, 2001

C. Richard Stafford, Esq.	67	Consultant to the pharmaceutical industry	May, 2002

Richard J. Keim	67	Managing Director of Kensington Management Group, LLC	May, 2002

        The term of office of each person elected as director will continue until the Company’s next Annual Meeting of Shareholders or until his successor has been elected and qualifies.

Information Relative to Directors and Nominees

        Edward J. Quilty has served as Chief Executive Officer of the Company since November, 1996, Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a publicly traded biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents from November, 1995 until May, 2000. During the period November, 1996 through May, 2000 Mr. Quilty held the Chief Executive Officer positions at both the Company and Palatin Technologies, Inc. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a publicly traded developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. During the period January, 1987 through September, 1991 Mr. Quilty served as Vice President – Sales and Marketing and later as Executive Vice President with McGaw Labarotories, a pharmaceutical and medical device company. Previously, he served from 1974 in a variety of sales, marketing and management positions with Baxter/American Hospital Supply Corporation. Mr. Quilty has over 25 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is director of the MedTech Group, a privately held medical products company. He earned a Bachelor of Science degree from Southwest Missouri State University, Springfield, Missouri in 1973 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

        Srini Conjeevaram has served as a director of the Company since May, 1998. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, a healthcare venture capital firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

        Stephen T. Wills, CPA, MST has served as a director of the Company since May, 2000. He also served as Chief Financial Officer of the Company from July, 1997 and Vice President from November, 1997 until his resignation from these positions in July, 2000. Mr. Wills currently serves as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

        James T. O’Brien has served as a director of the Company since May, 2001. He currently serves as the President and Chief Executive Officer of O’Brien Marketing & Communications, a full-service advertising agency which he formed in 1991. Previously, Mr. O’Brien served from 1989 to 1991 as President and Chief Operating Officer for Elan Corporation (NYSE: ELN), a multi-national medical products and pharmaceutical company. In 1986, Mr. O’Brien founded O’Brien Pharmaceuticals and served as its President and Chief Executive Officer until the acquisition of this company by Elan Corporation. During the period 1980 to 1986, Mr. O’Brien held several division presidencies with the Revlon Health Care Group. Prior to his association with Revlon, he served for seventeen years with Sandoz Pharmaceuticals, Inc., most recently as Vice President of U.S. Marketing and Sales. Mr. O’Brien serves on the boards of directors of Ashni Naturaceuticals, CyDex, Inc., Crititech, Inc., Pharmquest, Inc., Benedictine College and The Sports Connection. He earned a Bachelor of Science in Business Administration from Benedictine College, Atchison, Kansas, in 1960 and attended the Harvard University Advanced Management Program in 1974.

        C. Richard Stafford, Esq. has served as a director of the Company since May, 2002. Mr. Stafford is a consultant to the pharmaceutical industry. Previously, he was Vice President for Corporate Development and a member of the operating committee of Carter-Wallace, Inc., a multinational manufacturer of pharmaceutical, toiletry and diagnostic products. Prior to joining Carter-Wallace, Inc. in 1977, Mr. Stafford was President of Caithness Corporation, a natural resources development firm, and an adjunct professor of law at New York Law School. Mr. Stafford earned his Bachelor of Arts, cum laude, from Harvard College, his Bachelor of Laws from Harvard Law School and his Master of Laws from New York University Law School.

        Richard J. Keim has served as a director of the Company since May, 2002. He is the founder and Managing Director of Kensington Management Group, LLC, a portfolio manager with assets in excess of $60 million. Prior to organizing Kensington in 1986, Mr. Keim founded and served as Executive Vice President of the Buckingham Research Group Incorporated, a registered broker-dealer, from 1982 through 1993 and Executive Vice President and Chief Investment Officer of Buckingham Capital Management from 1985 until 1993. Mr. Keim received his Bachelor of Arts in Business Administration from the University of Wisconsin and his Master of Business Administration from the University of Chicago. He is a Senior Security Analyst, a Chartered Financial Analyst, and a member of the New York Society of Security Analysts and the Financial Analyst Federation.

Compensation of Directors

        Upon election or appointment, outside directors receive options to purchase 20,000 shares of the Company’s Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. These options vest at the rate of 5,000 on the date of grant and 5,000 per year thereafter. For each year of service, outside directors receive options to purchase 70,000 shares of the Company’s Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. These options vest at the rate of 55,000 on the date of grant and 5,000 per year thereafter. All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

Board Committees

        The Company maintains an Audit Committee that is currently composed of Stephen T. Wills, CPA, MST, Srini Conjeevaram, C. Richard Stafford, Esq. and Richard J. Keim. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company’s independent auditors. The Audit Committee operates under a written charter a copy of which is attached hereto as Appendix A. The Audit Committee held four meetings in 2002.

        The Company maintains a Compensation Committee that is currently composed of Stephen T. Wills, CPA, MST, Srini Conjeevaram, James T. O’Brien and C. Richard Stafford, Esq. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee operates under a written charter a copy of which is attached hereto as Appendix B. The Compensation Committee held four meetings in 2002.

        The Company maintains a Nominating Committee that is currently composed of Edward J. Quilty, Srini Conjeevaram and Stephen T. Wills, CPA, MST. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management’s nominees for directors. The Nominating Committee held one meeting in 2002.

        The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying shareholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of shares of the Company owned by the notifying shareholder;

5.

A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as director of the Company, if elected.

        The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

        During 2002, there were fourteen meetings of the Board of Directors.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the election as directors of the nominees listed above.

EXECUTIVE OFFICERS

        The executive officers of the Company are:

Name	Age	Positions with the Company	Executive Officer of the Company Since

Edward J. Quilty	52	Chairman, President and Chief Executive Officer	March, 1996

John E. Yetter, CPA	50	Vice President and Chief Financial Officer	August, 2000

William M. Goodwin	43	Executive Vice President	August, 2002

Robert C. Cole	50	Vice President - Sales and Marketing	January, 2003

        The foregoing executive officers are members of the Company’s operating review committee. Additional information relative to Edward J. Quilty is included in the preceding pages under “Election of Directors.”

        John E. Yetter, CPA has served as Vice President and Chief Financial Officer of the Company since August, 2000. Prior to joining the Company, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb. Before his association with Bristol-Myers, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, magna cum laude, from Boston College School of Management, Boston, Massachusetts in 1975.

        William M. Goodwin has served as Executive Vice President of the Company and President of the Company’s subsidiary, Dumex Medical Canada Inc., since August, 2002. He is the founder and former President of Dumex Medical Inc. In 1998, Mr. Goodwin, as a member of the Team Canada Mission, accompanied the Canadian Prime Minister and Provincial Premiers on trade missions to Mexico and South America. He served two years on the Executive Committee, a worldwide association of corporate Presidents organized to develop and promote business excellence. Mr. Goodwin has over 25 years experience in the medical products industry. He received a certificate in marketing from Ryerson University, Toronto, Ontario.

        Robert C. Cole has served as the Company’s Vice President – Sales and Marketing since January, 2003. Prior to joining the Company, Mr. Cole held a variety of executive sales positions with B. Braun Medical and predecessor firms beginning in 1974, most recently as Vice President, Sales, Eastern Zone. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude, from St. Vincent’s College, Latrobe, Pennsylvania, in 1974.

        Executive officers are elected by, and serve at the discretion of, the Board of Directors.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

        The following table shows all compensation paid by the Company for the years 2000, 2001 and 2002 to: its Chief Executive Officer, four individuals who served as the Company’s officers or directors on December 31, 2002 whose compensation exceeded $100,000 for their services (in all capacities), and up to two individuals who would have been disclosed herein under the foregoing criteria if they had been an officer on December 31, 2002:

                                            Annual Compensation
                                           ---------------------     # of Options     All Other
Name and Principal Position     Year       Salary          Bonus        Granted     Compensation
---------------------------     ----       ------          -----        -------     ------------

Edward J. Quilty                2002      $247,167        $30,000        30,000          --
Chairman, President and         2001      $187,583           --         225,000          --
Chief Executive Officer         2000      $168,750           --            --            --

John E. Yetter, CPA             2002      $174,458        $20,000        20,000          --
Vice President and              2001      $152,020           --         100,000          --
Chief Financial Officer         2000       $62,077 (1)    $15,000 (2)    60,000          --

William M. Goodwin              2002       $56,644 (3)       --         500,000          --
Executive Vice President

Martha A. Crimmins              2002       $92,645         $9,282          --            --
Vice President - Operations     2001       $90,000         $8,100        50,000          --
                                2000       $83,333           --            --            --

John T. Borthwick               2002      $121,189        $24,545          --            --
Vice President for Sales        2001      $114,762        $14,589        75,000          --
                                2000      $165,375           --          37,800      $9,962 (4)

_______________
(1)   Represents compensation earned during the period August through December, 2000.
(2)   Sign-on bonus.
(3)   Represents compensation earned during the period August through December, 2002.
(4)   The Company enrolled Mr. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums were $830.18 for $500,000 of coverage. This policy was terminated effective December 31, 2000.

Option Grants Table

        The following table sets forth information regarding grants of stock options to the following named executive officers and directors during the year ended December 31, 2002:

                                                 Percent of Total
                                                Options Granted to     Exercise
                               # of Options        Employees and        Price
              Name                Granted        Directors in 2002    ($/Share)     Expiration Date
              ----                -------        -----------------    ---------     ---------------

C. Richard Stafford, Esq.         90,000 (1)           6.41%             $0.51      May 21, 2012
Srini Conjeevaram                 80,000 (2)           5.69%             $0.51      May 21, 2012
William M. Goodwin               500,000 (3)          35.59%             $0.50      August 26, 2009
Richard J. Keim                   90,000 (1)           6.41%             $0.51      May 21, 2012
James T. O'Brien                  80,000 (2)           5.69%             $0.51      May 21, 2012
Edward J. Quilty                  30,000 (4)           2.14%             $0.61      February 26, 2012
Stephen T. Wills, CPA, MST        80,000 (2)           5.69%             $0.51      May 21, 2012
Stephen T. Wills, CPA, MST        25,000 (5)           1.78%             $0.50      November 8, 2012
John E. Yetter, CPA               20,000 (4)           1.42%             $0.61      February 26, 2012

_______________
(1)   These options vest at the rate of 60,000 on the date of grant and 10,000 per year thereafter.
(2)   These options vest at the rate of 57,500 on the date of grant and 7,500 per year thereafter.
(3)   These options were granted pursuant to the acquisition of Dumex Medical Inc. These options vest at the rate of
        100,000 on date of grant and 400,000 on August 26, 2003.
(4)   These options vest at the rate of 40% on date of grant and 20% per year thereafter.
(5)   These options were completely vested on date of grant.

Aggregate Year End Option Value Table

The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 2002. No options have been exercised:

                                Number of Shares                $ Value of Unexercised
                             Underlying Unexercised              In-The-Money Options
                          Options at December 31, 2002         At December 31, 2002 (1)
                          ----------------------------       -----------------------------
   Name                   Exercisable    Unexercisable       Exercisable     Unexercisable
   ----                   -----------    -------------       -----------     -------------

   Edward J. Quilty          238,055        153,000            $43,380          $65,070
   John E. Yetter, CPA       108,000         72,000            $25,920          $29,880
   William M. Goodwin        100,000        400,000            $35,000         $140,000
   Martha A. Crimmins         20,000         30,000             $9,000          $13,500
   John T. Borthwick          97,800         45,000            $13,500          $20,250

_______________
(1)   Determined based on the fair market value for the Company's Common Stock at December 31, 2002 of $0.85 per share.

Employment Arrangements

Edward J. Quilty

        The Company employed Edward J. Quilty, its Chairman, President and Chief Executive Officer, through May 31, 2001 under an oral agreement providing for compensation at the rate of $175,000 per year. Effective June 1, 2001, the Company executed a one-year employment agreement with Mr. Quilty providing for base compensation in the amount of $200,000 per year and incentive compensation in the discretion of the Company’s board of directors. Base compensation under the agreement is currently $250,000 per year. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary upon failure of the Company to renew the agreement for successive one-year terms. In addition, upon a change in control of the Company, Mr.

Quilty may, within six-months of the change in control, tender his resignation and receive one-year’s severance compensation. The Compensation Committee of the Board of Directors has approved an extension of the term of Mr. Quilty’s employment contract through May 31, 2004.

John E. Yetter, CPA

        The Company employed John E. Yetter, CPA, its Vice President and Chief Financial Officer, through May 31, 2001 under an oral agreement providing for a sign-on bonus of $15,000 (paid in August, 2000) and compensation at the rate of $150,000 per year. Effective June 1, 2001, the Company executed a one-year employment agreement with Mr. Yetter providing for base compensation in the amount of $160,500 per year and incentive compensation in the discretion of the board of directors. Base compensation under the agreement is currently $175,000 per year. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary upon failure of the Company to renew the agreement for successive one-year terms. In addition, upon a change in control of the Company, Mr. Yetter may, within six-months of the change in control tender his resignation and receive one-year’s severance compensation. The Compensation Committee of the Board of Directors has approved an extension of the term of Mr. Yetter’s employment contract through May 31, 2004.

William M. Goodwin

        The Company employs William M. Goodwin, its Executive Vice President, pursuant to an agreement dated August 26, 2002. Mr. Goodwin also serves as the President and Chief Executive Officer of Dumex Medical Canada Inc., the Company’s Canadian subsidiary. The term of the agreement is three years and provides for base compensation of $250,000 (Canadian) per year together with performance based bonuses. The agreement also granted Mr. Goodwin the option to purchase 500,000 shares of the Company’s Common Stock at a price of $0.50 per share. These options vest at the rate of 100,000 on date of grant and 400,000 on August 26, 2003. The agreement further provides for the payment of severance compensation in the amount of two years’ salary together with payment of salary due over the remaining term of the agreement upon termination of the agreement by the Company (other than “for cause”) or upon a change in control of the Company. If, on March 18, 2004, Mr. Goodwin gives six months’ notice of his intention to terminate the agreement, he will receive severance compensation in the amount of one year’s salary together with salary through the agreement’s termination date.

Martha A. Crimmins

        The Company employs Martha A. Crimmins, its Vice President – Operations, pursuant to an employment agreement dated December 28, 2001. The agreement provides for base compensation of $90,000 per year together with performance-based bonuses. The agreement also provides for the payment of severance compensation in the amount of six months’ salary upon termination of the agreement by the Company (other than “for cause”). In addition, upon a change in control of the Company, Ms. Crimmins may, within six-months of the change in control, tender her resignation and receive six months’ severance compensation.

John T. Borthwick

        The Company employs John T. Borthwick, its Vice President – Sales, pursuant to an employment agreement dated December 28, 2001. The agreement provides for base compensation of $110,000 per year together with performance-based bonuses. The agreement also provides for the payment of severance compensation in the amount of six months’ salary upon termination of the agreement by the Company (other than “for cause”). In addition, upon a change in control of the Company, Mr. Borthwick may, within six-months of the change in control, tender his resignation and receive six months’ severance compensation.

Stock Option Plan

        The Company adopted the Stock Option Plan (the “Plan”) July 18, 1991 and amended the Plan January 14, 1994, May 22, 1996, July 14, 1998 and February 6, 2003. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 300,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as “incentive stock options” (“ISOs”) as defined in Section 422 of the

Internal Revenue Code of 1986, as amended, and (ii) nonqualified stock options (“NQSOs”). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the “Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

        Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of “unissued” and become available for reissuance.

        At December 31, 2002, options to purchase 29,000 shares of the Company’s Common Stock at prices of $4.00 and $5.00 per share were issued and outstanding under the Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by shareholders and those that were not approved by shareholders as of December 31, 2002:

                                                                                   Number of Securities
                                                                                  Remaining Available for
                              Number of Securities to       Weighted-Average       Future Issuance Under
                              be Issued Upon Exercise       Exercise Price of    Equity Compensation Plans
                              of Outstanding Options,     Outstanding Options,     (Excluding Securities
Plan Category                   Warrants and Rights        Warrants and Rights     Reflected in Column 1)
-------------                   -------------------        -------------------     ----------------------

Equity Compensation Plans
Approved by Shareholders
                                      29,000 (1)                  $4.31                  271,000
Equity Compensation Plans
Not Approved by
Shareholders                       2,758,915 (2)                  $1.08                        0
                                   ---------                      -----                  -------
Total                              2,787,915                      $1.11                  271,000
                                   ---------                      -----                  -------
_______________
(1)	The securities consist of Incentive Stock Options granted to officers in 1998 pursuant to the Company's Stock Option Plan. The per share exercise price of the options is $4.00 and $5.00. The shares of Common Stock underlying the options have not been registered under the Securities Act of 1933.
(2)	The securities consist of Nonqualified Stock Options granted to officers, directors, employees and consultants of the Company during the period 1995 through 2002. These options were effected pursuant to employment agreements or stock option agreements recommended by the Compensation Committee of the Company's Board of Directors and approved by its Board of Directors. The per share exercise price of the options is in the range of $0.40 to $12.50. The shares of Common Stock underlying the options have not been registered under the Securities Act of 1933.

CERTAIN TRANSACTIONS

        The Company has a consulting agreement with its founder, former president and former director, Mary G. Clark, RN. In 2002 and 2001 compensation and reimbursed expenses under this agreement were $56,742 and $56,095, respectively.

        The Company purchases marketing services from a firm owned by a director and his son. Total expenses for services rendered in 2002 and 2001 were $54,363 and $50,816, respectively.

        Srini Conjeevaram, a director of the Company, is a general partner in a firm that owned $475,000 of the Company’s convertible bonds which were converted into preferred stock in January, 2002. This firm holds a significant equity ownership in the Company.

PROPOSAL 2 – AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN

Summary of the Plan

General Purpose

        Derma Sciences’ Board of Directors believes that providing selected persons with an opportunity to invest in Derma Sciences will give such persons additional incentive to increase their efforts on behalf of Derma Sciences and will enable Derma Sciences and its subsidiaries to attract and retain the best available associates, officers, directors, consultants and advisors. Derma Sciences’ Board of Directors has approved an amendment to the Derma Sciences, Inc. Stock Option Plan (the “Plan”) to increase the number of shares of Derma Sciences’ Common Stock reserved for issuance upon the exercise of options granted under the Plan from 300,000 shares to 1,300,000 shares.

        The Plan was adopted on July 18, 1991 and most recently amended and restated on February 6, 2002. The Plan is attached to this Proxy Statement as Appendix C.

Amendment

        The Board of Directors has approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 300,000 to 1,300,000.

        Currently the Company has issued 29,000 shares pursuant to the Plan, leaving 271,000 shares available for future issuance. The Board of Directors believes that an increase in shares available for issuance is necessary for the Company to have the ability to attract and retain the best available personnel.

        Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the Annual Meeting.

Administration of the Plan

        The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the “Compensation Committee”). Subject to the restrictions of the Plan, the Compensation Committee determines who is eligible to receive stock options, the nature, amount and timing of options granted under the Plan, the exercise price and vesting schedule of any options granted, and all other terms and conditions of the options to be granted.

        Both Nonqualified Options and Incentive Options may be issued under the Plan. An Incentive Option may not have an exercise price less than fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Nonqualified Options which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Company has undertaken not to issue options with exercise prices less than fair market value on the date of grant.

Federal Income Tax Consequences of the Plan

        The Plan permits the granting of Incentive Stock Options as well as Nonqualified Stock Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

Nonqualified Stock Options

        No income is recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options is considered compensation subject to withholding at the time the income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. The nonqualified stock options granted under the Plan are designed to provide the Company with a deduction, subject to the deduction limitations described below, equal to the amount of ordinary income recognized by the optionee at the time of recognition.

        The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the difference between the amount realized and the basis of the shares constitutes capital gain or loss to the optionee for federal income tax purposes.

Incentive Stock Options

        No income is recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, whichever is later, the optionee recognizes capital gain or loss upon sale of the shares received upon exercise of the option equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee recognizes ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of the shares, or if less (and if the disposition is a transaction in which loss, if any, is recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition is a capital gain.

        The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for the shares is an item of adjustment for purposes of the alternative minimum tax.

        The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time the income is recognized by the optionee.

Limitations on the Company’s Compensation Deduction

        Section 162(m) of the Tax Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for the year exceeds $1 million, unless such compensation is performance-based, is approved by the Company’s shareholders and meets certain other criteria. Although the Company intends that options granted to employees under the Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Tax Code, there is no assurance that the options will satisfy such requirements and, accordingly, the Company may be limited by Section 162(m) of the Tax Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to options awarded under the Plan.

        Section 280G of the Tax Code limits the deductibility of certain “parachute payments” to disqualified individuals by the Company. Generally, “parachute payments” consist of payments made in connection with a change in control of the Company. It is possible that accelerated vesting of options that occurs automatically upon a change in control of the Company could be a “parachute payment” subject to the deduction limitations of Section 280G of the Tax Code. In addition, Section 4999 of the Tax Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain “parachute payments.”

        The foregoing summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. The U.S. tax consequences associated with the grant of options to nonresident aliens depends upon a number of factors, including whether the grant is considered to be U.S. source income and whether the provisions of any treaty are applicable.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditor Fees

        Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2003. Fees for professional services provided by Ernst & Young LLP for the years ended December 31, 2002 and 2001 can be categorized as follows:

                                               2002               2001
                                               ----               ----

               Audit fees                   $ 81,000           $ 65,000
               Audit-related fees            110,000             21,000
               Tax fees                       13,000             21,000
                                            --------           --------
               Totals                       $204,000           $107,000

Audit Fees

        Audit fees consist of fees relative to the audit of the Company’s year-end financial statements and review of the Company’s quarterly reports on Form 10-QSB.

Audit-Related Fees

        Audit related fees consist of fees relative to the Company’s acquisition of substantially all of the assets of Dumex Medical Inc. in 2002 and review of registration statements on Form S-3 in 2002 and 2001.

Tax Fees

        Tax fees consist of fees relative to the preparation of the Company’s consolidated, federal, state and local tax returns.

Financial Information Systems Design and Implementation

        There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relative to financial information systems design and implementation for the year ended December 31, 2002.

Audit Committee Charter

        The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Audit Committee

Audit Committee Financial Expert

        Stephen T. Wills, CPA, MST has been determined by the Company’s Board of Directors to be its Audit Committee Financial Expert. In making this determination, the Board relied on Mr. Wills’ extensive education and experience in financial matters as set forth in his biographical sketch appearing elsewhere in this Proxy Statement. Among his qualifications, the Board considers that Mr. Wills possesses the following financial capabilities:

1.	An understanding of generally accepted accounting principles and financial statements;

2.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.

Experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, together with experience actively supervising persons engaged in the foregoing activities;

4.	An understanding of internal controls and procedures for financial reporting; and

5.	An understanding of audit committee functions.

Audit Committee Members

        The following individuals are members of the Audit Committee of the Company’s Board of Directors:

Stephen T. Wills, CPA, MST
Srini Conjeevaram
C. Richard Stafford, Esq.
Richard J. Keim

        Messrs. Conjeevaram, Stafford and Keim are considered to be “independent directors,” as defined in NASDAQ Marketplace Rule 4200. Mr. Wills will be considered independent under the foregoing rule July, 2003 on the three-year anniversary of his resignation as Vice President and Chief Financial Officer of the Company.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

        The Audit Committee met privately with both the independent auditors and Company financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel. The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

        Management has primary responsibility for the implementation of the system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors audited the financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee reviewed with management and with the Company’s independent auditors the Company’s financial statements and met separately with both management and the independent auditors to discuss and review those financial statements and reports prior to their issuance. Management has represented to the Audit Committee, and the independent auditors have confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee obtained from and discussed with the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence under Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee implemented a procedure to monitor auditor independence and reviewed non-audit services performed by the independent auditors.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

        Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2002. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

Compensation Committee

        The following individuals are members of the Compensation Committee of the Company’s Board of Directors as indicated:

James T. O'Brien
Srini Conjeevaram
Stephen T. Wills, CPA, MST
C. Richard Stafford, Esq.

Compensation Committee Report

        The Compensation Committee is charged with the following responsibilities: (i) recommendations to the Board of Directors relative to the compensation of executive officers, (ii) administration of the 1994 stock option plan and recommendations to the Board relative to the grant of options to employees, directors and consultants of the Company, (iii) review of, and recommendations to the Board concerning, proposed employment agreements with executive officers, and (iv) evaluation of the performance of, and determination of compensation policies for, executive officers. The members of the Compensation Committee are not employees of the Company.

Executive Compensation Policy.

        Competition for qualified senior management personnel in the Company’s industry is intense. In order to attract and retain qualified personnel, the Company must offer compensation which is comparable to similarly situated companies and which provides the potential for substantial rewards if the Company is successful over the long-term. The objectives of the Company’s executive compensation policy are to attract, retain and reward executive officers and other key employees who contribute to its success and to motivate these individuals to enhance stockholder value. The Company seeks to pay compensation at levels competitive with other medical device companies and provide significant equity-based incentives for executives and other key employees to respond to the Company’s challenges and opportunities.

Determining Executive Compensation.

        The Compensation Committee meets several times per year in order to: (i) review the effectiveness of the Company’s executive compensation policy in advancing the Company’s objectives, (ii) make recommendations to the Board for any adjustments, and (iii) recommend annual compensation for the coming year. The Company’s Chief Financial Officer and the Chairman of the Audit Committee gather and report on information about compensation levels in comparable companies. The performance of each executive officer and the financial condition of the Company are reviewed in relation to the following major components of executive compensation:

        1.   Base salary. The employment agreement with each executive sets an initial base salary in accordance with industry norms and the subject executive’s experience and qualifications. The Compensation Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are: (i) individual and corporate performance, (ii) levels of responsibility, (iii) prior experience, (iv) breadth of knowledge of the industry, and (v) competitive pay practices. If salaries at comparable companies have increased, the Compensation Committee normally recommends similar increases. Provided, however, increases will be recommended only if the subject executive’s historical performance warrants an increase and if the increase is prudent in view of the Company’s financial condition.

        2.   Annual bonus. In addition to base salary, the Company seeks to reward executives each year for the achievement of specific goals which may be financial, operational or technological. In this regard, the Compensation Committee considers objectively measurable goals such as obtaining new investment capital, negotiating valuable contracts or meeting sales objectives, together with subjective goals such as quality of management performance and consistency of effort.

        3.   Equity incentives. Historically, the Company has awarded stock options both pursuant to, and outside, the Company’s 1994 stock option plan (the “Plan”). Henceforth, the Company intends to issue options exclusively under the Plan. The exercise price of options granted under the Plan is at least 100% of fair market value of the Common Stock on the date of grant. The Compensation Committee determines the number and terms of recommended option grants based on practices at comparable companies in the medical device industry and the Company’s policy of linking option grants to performance.

Independent Auditors’ Presence at Annual Meeting

        Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2003.

OTHER BUSINESS

        Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

SHAREHOLDER PROPOSALS

        Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 15, 2004. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

ANNUAL REPORT

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

By Order of the Board of Directors,

EDWARD J. QUILTY
March 31, 2003	Chairman

APPENDIX A

DERMA SCIENCES, INC.

AUDIT COMMITTEE

CHARTER

Organization

        There shall be a committee of the Board of Directors of the Corporation to be known as the Audit Committee. The Audit Committee shall be composed of not less than two (2) directors each of whom is independent of the Corporation and management of the Corporation and free of any relationship that may interfere with his/her free exercise of such independence.

Statement of Policy

        The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, the investment community and others relative to the Corporation’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, independent auditors, the internal financial personnel and management of the Corporation. In discharging its oversight role, the Audit Committee shall have the authority to:

    1.  Investigate any matter discovered by it or brought to its attention;

    2.  Examine all books, records and facilities of the Corporation;

    3.  Interview any and all personnel of the Corporation; and

    4.  Retain outside counsel or other experts for the foregoing purposes.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting processes on behalf of the Board of Directors and report the results of its activities to the Board. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business practices and ethical behavior. The following shall be the principal processes of the Audit Committee which processes may be supplemented by the Committee, as appropriate:

    1. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent auditors.

    2. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board.

    3. Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation’s independent auditors, subject to approval of the Corporation’s shareholders.

    4. The Committee shall discuss with the internal financial personnel and the independent auditors the overall scope and plans for their respective procedures and audits.

    5. The Committee shall discuss with management, the internal financial personnel and the independent auditors the adequacy and effectiveness of the Corporation’s accounting and financial controls, systems to monitor and manage business risk and legal and ethical compliance programs.

    6. The Committee shall meet separately with the internal financial personnel and the independent auditors, with and without management present, to discuss the results of their examinations.

    7. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Corporation’s Quarterly Reports on Form 10-QSB.

    8. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairperson of the Committee may represent the entire Committee for the purposes of this review.

    9. The Committee shall review with management and the independent auditors the financial statements to be included in the Corporation’s Annual Report on Form 10-KSB. (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB). In this connection, the Audit Committee shall exercise its judgment about the quality of conformity to generally accepted accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

    10. The Committee shall review the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards and shall report to management its recommendations, if any, occasioned thereby.

Procedure

        Meetings of the Audit Committee shall be called upon the request of any member thereof. Notice of such meeting shall be given to each member of the Audit Committee at least three (3) days before the meeting, either orally or in writing. Presence at a meeting of the Audit Committee shall constitute waiver of notice thereof.

        A majority of the members of the Audit Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before the Committee.

APPENDIX B

DERMA SCIENCES, INC.

COMPENSATION COMMITTEE

CHARTER

Organization

        There is hereby established a committee of the Board of Directors of the Corporation to be known as the Compensation committee. The Compensation Committee shall be composed of three (3) directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Compensation Committee member.

Mandate

        The Compensation Committee shall recommend to the Board of Directors the form, amount and terms of compensation to be paid to the Chief Executive Officer and other executive officers of the Corporation and shall prepare, or cause to be prepared, such data and reports as may be required, from time to time, by the Corporation’s independent auditors, the Securities and Exchange Commission, the Internal Revenue Service or other governmental or regulatory agencies.

Powers and Responsibilities

        The Compensation Committee shall:

1. Periodically, and no less often than annually, review the compensation of the Chief Executive Officer and other executive officers of the Corporation with a view to determining: (1) the reasonableness of such compensation and the methods of determination thereof, and (2) the comparability of such compensation to compensation paid by corporations of similar size, and engaged in similar activities, as the Corporation;

2. Recommend to the Board of Directors of the Corporation the amount, form and terms of compensation to be paid to the Chief Executive Officer and other executive officers of the Corporation;

3. Administer the various deferred compensation plans, incentive plans and benefit programs of the Corporation to the extent that the Corporation assumes responsibility for the administration thereof;

B-1

4. Evaluate the job performance of the Chief Executive Officer and other executive officers of the Corporation;

5. Review, analyze and submit to the Board of Directors its recommendations relative to the addition to, and/or modification of, the Corporation’s current and deferred compensation programs; and

6. Investigate any matter within the scope of its authority and retain outside counsel or consultants for this purpose.

Procedure

        Meetings of the Compensation Committee shall be called upon the request of any member thereof. Notice of such meeting shall be given to each member of the Compensation Committee at least three (3) days before the meeting, either orally or in writing. Presence at a meeting of the Compensation Committee shall constitute waiver of notice thereof.

        A majority of the members of the Compensation Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before the Committee.

B-2

APPENDIX C

DERMA SCIENCES, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

        THIS DERMA SCIENCES, INC. STOCK OPTION PLAN, made, adopted and declared effective July 18, 1991 and amended and restated January 14, 1994, May 22, 1996, July 14, 1998 and February 6, 2003 by Derma Sciences, Inc. (herein referred to as the “Plan”).

    1.        Purpose. The Plan is intended to enable Derma Sciences, Inc. and its subsidiaries (the “Company”) to attract and retain capable officers, other employees, capable outside consultants, advisors and directors, to provide them with incentives to promote the best interests of the Company through the grant of incentive stock options and nonqualified stock options (collectively, “Options”).

        As used in the Plan, the term “incentive stock options” means options which are intended to qualify as incentive stock options within the meaning of §422 of the Internal Revenue Code of 1986, as amended, (the “Code”). The term “nonqualified stock options” means options which are not intended to qualify as incentive stock options.

    2.        Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company whose members shall, inter alia, be “non-employee directors” as this term is utilized in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934.

        Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its officers, employees, directors and outside consultants and advisors (including former officers, employees and directors) of the Company, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board of Directors of the Company (the “Board”) or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

    3.        Eligibility. The persons eligible to receive options (“Eligible Individuals”) under the Plan shall be the directors (excluding members of the Committee), officers and other employees of the Company, outside consultants and advisors.

    4.        Stock Subject to the Plan. Subject to adjustment as provided in paragraph 7 hereof, 1,300,000 shares (the “Shares”) of $.01 par value common stock (the “Common Stock”) shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

        If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

    5.        Grants, Terms and Conditions of Options. From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as “Optionees”) under the Plan; provided, however, that grants of incentive and nonqualified stock options shall be separate and not in tandem. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

    (a)        Price. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than (i) in the case of an Incentive Stock Option granted to a person who owns more than 10% of the combined voting power of all shares of stock of the Company or any subsidiary on the date of grant, the greater of $.01 or 110% of the fair market value of the Shares on the date of grant of such Option, and (ii) in all other cases the greater of $.01 or 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean that amount determined by such method of determining fair market value as shall be permitted by the Code, or the rules or regulations thereunder, and used by the Committee from time to time. For purposes of this paragraph 5 an individual shall be deemed to own any shares of stock of the Company which are attributed to such individual under § 424(d) of the Code.

    (b)        Term. Subject to earlier termination as provided in subparagraphs (c) through (f) below and in paragraph 8 hereof, the duration of each Option shall not be more than ten (10) years from the date of grant; provided that the duration of any Option granted to a person who owns more than 10% of the combined voting powers of all shares of stock of the Company on the date of grant of the Option shall not be more than five (5) years from the date of grant.

    (c)        Exercise and Payment. Except as otherwise provided in paragraph 8 hereof, options shall be exercisable in such installments and on such dates, as the Committee may specify; provided that the Committee may determine that Options will become immediately exercisable in whole or in part in the event of death, disability or termination of employment. Except as otherwise provided in subparagraphs (d) through (f) below, Optionees must be in the employ of the Company at the time of Option exercise. Any Shares which may be purchased upon exercise of an Option (“Option Shares”), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to Derma Sciences, Inc. at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

        The purchase price shall be payable: (i) in cash or its equivalent, or (ii) if the Committee, in its discretion, so provides in the stock option agreement or, in the case of nonqualified stock options, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided the Common Stock so transferred has been held for the applicable holding period set forth below:

    (i)        If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option and are being tendered as payment of the option price under an incentive stock option, such shares have been held by the Optionee for a period not less than the holding period described in § 422(a)(1) of the Code;

    (ii)        If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option or a nonqualified stock option and are being tendered as payment of the option price under a nonqualified stock option, such shares have been held by the Optionee for more than six months; or

    (iii)        If such previously acquired shares of Common Stock were acquired through exercise of a nonqualified stock option and are being tendered as payment of the option price under an incentive stock option, such Shares have been held by the Optionee for more than six months.

        In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with subparagraph (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

    (d)        Death of Optionee. If an Optionee’s employment is terminated by reason of his death prior to the expiration date of his Option, or if an Optionee whose employment is terminated (as described in subparagraphs (e) and (f) below) shall die within three (3) months following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under subparagraphs (e) or (f) below, if earlier, such Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee’s death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to subparagraphs (e) or (f) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

    (e)        Disability of Optionee. If an Optionee shall become permanently and totally disabled during his employment with the Company and his employment with the Company is terminated as a consequence of such permanent and total disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee’s termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee’s legal disability, such Option may be so exercised by the Optionee’s legal representative.

    (f)        Termination of Employment of Optionee. If an Optionee’s employment with the Company is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the later of: (i) three (3) months after the date of termination, or (ii) the expiration date of such Option; provided, however, if an Optionee’s employment is terminated by the Company “for cause” (as defined below), the Optionee shall have no right to exercise his Option on or after the date or such termination. As used herein, termination of an Optionee’s employment by the Company shall be “for cause” if the Board reasonably concludes that the Optionee has materially failed to perform his or her responsibilities to the Company, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself or herself in a manner materially detrimental to the interests of the Company.

    (g)        Transferability. No option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

    (h)        Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

    (i)        Annual Limit on Incentive Stock Options. The aggregate fair market value (determined in accordance with Subparagraph (a) above as of the time an incentive stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Eligible Individual during any calendar year (under the Plan and any other incentive stock option plan of the Company) may not exceed one hundred thousand dollars ($100,000), or such other number as may be in effect under the Code from time to time.

    (j)        Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the “Option Agreement”) which shall state the number of Shares to which the Option pertains and specify whether the Option is intended to be an incentive stock option or a nonqualified stock option. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan (and, in the case of incentive stock options, the provisions of § 422(b) of the Code) as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

    (k)        Withholding. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

    6.        Listing and Registration of Shares. Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

    7.        Adjustments. The number of Shares which may be issued under the Plan, as stated in paragraph 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

    8.        Merger, Liquidation or Sale. In the event of a proposed dissolution, liquidation or sale of substantially all of the assets of the Company, or of a merger or consolidation involving a 50% change of ownership or control of the Company, the Committee shall, in its unlimited discretion, have the power prior to such event: (a) to terminate all outstanding Options upon at least seven (7) days prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange. Anything hereinbefore or hereinafter to the contrary notwithstanding, upon the approval of the Board of Directors of the Company to implement a dissolution, liquidation, sale of substantially all of the assets of the Company or merger or consolidation involving a 50% change of ownership or control of the Company, all unexercised Options issued hereunder shall become immediately exercisable.

    9.        Acquisitions. Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who are about to, or have, become employees of the Company as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

    10.        Amendment or Discontinuance of the Plan. The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it and any outstanding Options in any respect whatsoever; provided, however, that without the approval of the holders of at least a majority of the outstanding shares of Common Stock as may be required by applicable law: (a) the maximum number of Shares with respect to which Options may be granted under the Plan shall not be increased except as permitted under paragraph 7 hereof, (b) the lowest price at which Options may be granted shall not be reduced, and (c) the duration of the Plan under paragraph 14 shall not be extended; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

    11.        Absence of Rights. The recommendations or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee, and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of this Option.

        IN WITNESS WHEREOF, this amendment and restatement of the Plan has been executed February 6, 2003.

DERMA SCIENCES, INC.

By: /s/ Edward J. Quilty
Edward J. Quilty
President and Chief Executive Officer

[DERMA SCIENCES LOGO OMITTED]

[TEXT OF PROXY CARD:]

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held on May 22, 2003

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey on May 22, 2003, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" each of the following:

1.  ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, Srini Conjeevaram, Stephen T. Wills, CPA, MST, James T. O'Brien, C. Richard Stafford, Esq. and Richard J. Keim. To withhold authority to vote for an individual nominee, place a line through such nominee's name.

[  ]  FOR all nominees         [  ]  WITHHOLD AUTHORITY for all nominees

2.  AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UNDER THE PLAN FROM 300,000 TO 1,300,000:

[  ] FOR               [  ]  AGAINST               [  ]  ABSTAIN

3.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003

[  ] FOR               [  ]  AGAINST               [  ]  ABSTAIN

[REVERSE OF PROXY CARD:]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

____________________________________	________________________
Signature of Shareholder	Date

____________________________________	________________________
Signature of Co-Owner	Date

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

I/WE PLAN TO ATTEND THE MEETING	[ ]